Exhibit 10.12

SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”).  The Plan was amended and restated, effective as of May 17, 2005, by the adoption of the PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan.  The Company subsequently amended the Plan on one occasion.  By this instrument, the Company now desires to amend the Plan to reflect the treatment of Same-Sex Spouses for various purposes effective January 1, 2009.

1.           Except as noted below, this Second Amendment shall be effective as of January 1, 2009.

2.           This Second Amendment amends only the provisions of the Plan as noted below, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

3.           Section 2.1  (Definitions) of the Plan is hereby amended by adding the following new definitions to the end thereof:

(gg)              “Opposite-Sex Spouse” – means an individual of the opposite sex who is legally married to the Participant, under the laws of the jurisdiction in which the marriage was performed or occurred.

(hh)              “Same-Sex Spouse” – means an individual of the same sex who is legally married to the Participant, under the laws of the jurisdiction in which the marriage was performed or occurred.

(ii)              “Spouse” - means the Opposite-Sex Spouse or Same-Sex Spouse of the Participant.

4.           Section 14  (Non-Transferability) of the Plan is hereby amended by adding the following sentence to the end thereof:

    Effective January 1, 2009, a qualified domestic relations order may be entered in favor of a Spouse.

5.           Section 18.3  (Tax Upon Disposition of Shares Subject to §422 Restrictions) of the Plan is hereby amended by inserting the phrase “in favor of a Spouse” immediately following the words “qualified domestic relations order.”

IN WITNESS WHEREOF, PNM Resources has caused this Second Amendment to be executed as of this 10th day of November, 2008.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb

      Its: SVP, Chief Administrative Officer